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                                                                    EXHIBIT 99.7

                CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

     The undersigned securities dealer, commercial bank, broker, trust company or other nominee holder of Rights (as defined below) hereby certifies that it is
the holder of record ("Rights Holder") of      shares of Class B Common Stock,
$.80 par value (the "Class B Common Stock"), of American Maize-Products Company (the "Company") on behalf of certain beneficial owners as of the close of business on March 3, 1995, the record date for the offering (the "Record Date"), of up to 757,943 shares of Class B Common Stock pursuant to nontransferable subscription rights ("Rights"), as described in the Company's Prospectus dated March 17, 1995, a copy of which the undersigned has received.

     The undersigned further certifies that      beneficial owners on whose
behalf it held, as of the close of business on the Record Date,           shares
of Class B Common Stock registered in the name of the undersigned are each entitled to one additional Right as the Company has agreed that, in lieu of fractional Rights, the number of Rights to which a beneficial owner would otherwise be entitled will be rounded up to the next whole number and, accordingly, the undersigned requests that a Subscription Right Certificate
evidencing           additional rights be issued to it. The undersigned
acknowledges, however, that no more than 757,943 shares, in the aggregate, will be issued upon exercise of Rights. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Class B Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Class B Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing and acknowledges that the Subscription Agent must receive this Certificate and Request for Additional Rights, properly completed, no later than 5:00 p.m., New York Time, on April 3, 1995, after which time no new Subscription Right Certificates will be issued.

                                          --------------------------------------
                                          Name of Rights Holder

                                          By:
                                            ------------------------------------

                                          Name:
                                              ----------------------------------

                                          Title:
                                             -----------------------------------

                                          Address:
                                               ---------------------------------

                                               ---------------------------------

                                          Telephone Number:
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                                          Dated:
                                                                               ,
                                                 1995
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